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                                                                   EXHIBIT 23.10


                [LETTERHEAD OF STEVENS & COMPANY APPEARS HERE]



                         CONSENT OF STEVENS & COMPANY


We hereby consent to the inclusion to the Proxy-Prospectus constituting part of the Registration Statement on Form S-4 of Premier Bancshares, Inc., of our letter to the Board of Directors of Farmers and Merchants Bank, Summerville, Georgia, and to the references made to such letter and to the firm in such Proxy Statement-Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


                               STEVENS & COMPANY

                               /s/ Charles Stevens
                               -------------------
                               Charles Stevens

LaGrange, Georgia
September 26, 1999